UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Q2 Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
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May 26, 2020

Dear Stockholder:

On April 29, 2019, Q2 Holdings, Inc. filed our definitive Proxy Statement for our 2020 Annual Meeting of Stockholders to be held on June 9, 2020 (the “2020 Annual Meeting”). In connection with the 2020 Annual Meeting, our stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers, (the “say-on-pay proposal”). The statement below is a Report Feedback Statement provided to the proxy advisory firm Glass Lewis and is intended to provide additional information that we believe stockholders will value as they consider the say-on-pay proposal. In addition to the statement below, we also note that the proxy advisory firm Institutional Shareholder Services Inc. (“ISS”), in its report issued on our 2020 Annual Meeting, has recommended that stockholders vote “FOR” our say-on-pay proposal and rated our executive compensation a “Low Concern” in ISS’ pay-for-performance analysis.

Your vote is important, and we encourage you to vote promptly. FOR THE REASONS PROVIDED BELOW AND IN OUR PROXY STATEMENT, OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" OUR SAY-ON-PAY PROPOSAL

* * * * *
May 26, 2020
Re: Q2 Holdings, Inc.
Supplemental Information Related to Proposal 3 – Advisory Vote to Approve the Compensation of Our Named Executive Officers

Dear Stockholder:

On April 29, 2020, Q2 Holdings, Inc. (“we,” “our,” “Q2” or the “Company”) filed our definitive Proxy Statement (the “Proxy Statement”) for our upcoming 2020 annual meeting of stockholders (the “2020 Annual Meeting”). In connection with the 2020 Annual Meeting, we have asked that our stockholders approve, on an advisory basis, the compensation of our named executive officers, or NEOs, which we refer to as our say-on-pay proposal.
Our compensation programs and practices closely align our executives’ compensation with our performance, as demonstrated by our strong operational results and robust stockholder returns. AS A RESULT, OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” OUR SAY-ON-PAY PROPOSAL.
1.We have a strong pay-for-performance culture and philosophy, and the vast majority of compensation paid to our NEOs is at-risk compensation.
•In 2019, 94% of CEO compensation and 86% of other NEO compensation was “at risk” compensation, with the final value realized based on our stock price performance and/or achievement of pre-established performance goals that are vital to the company's success and stockholder returns (see charts on page 24 of our Proxy Statement).

•The significant majority of our NEO’s 2019 compensation (88% for the CEO and 78% for our other NEOs, on average) was comprised of long-term incentive awards tied to stock price performance and vesting over multiple years. The performance and vesting features of our longer-term incentive plan, or LTIP, are designed to incentivize long-term, sustained performance and stockholder value creation.

•During the past three years, our say-on-pay proposal has consistently received strong support of greater than 84%. We also meet regularly with our major stockholders throughout the year to discuss our performance, corporate governance and compensation programs and carefully consider their feedback. Our stockholder outreach and engagement processes help us to align these areas with our understanding of our stockholders’ objectives and concerns.

•Our executive officers own a meaningful amount of our equity, yet we implemented stock ownership guidelines in fiscal year 2020 to provide even further alignment with stockholder interests.

•Our compensation programs and practices are designed and overseen by a Compensation Committee composed entirely of independent, disinterested directors (including our Lead Independent Director) who collectively have over a century of executive leadership and directorship experience. Each of these directors have served on our Board of Directors since at least 2012 and, in the execution of their responsibilities, combine their deep knowledge and understanding of our industry, our company and our executive team with their immensely experienced and dispassionate consideration and judgment.

2.Our compensation programs contributed to our strong performance and total stockholder returns that have exceeded the median of our compensation peers.
•Among other highlights, we:
◦Recorded 31% year-over-year revenue growth in 2019 and over the past five fiscal years have driven nearly 300% cumulative revenue growth;
◦Achieved 14% year-over-year growth in registered users in 2019, with approximately 14.6 million registered users on the Q2 platform at December 31, 2019, and over the past five fiscal years have recorded nearly 240% cumulative growth in registered users on the Q2 platform;
◦Achieved a 120% revenue retention rate in 2019;
◦Achieved a 5.1% recurring revenue churn rate in 2019;
◦Signed Q2 platform contracts with seven Tier 1 customers in 2019 and have signed Q2 platform contracts with at least one Tier 1 client in each of the past 11 consecutive quarters through the first quarter of 2020;
◦Signed our largest new customer contracts ever for the digital banking and cloud lending solutions businesses in the fourth quarter of 2019;
◦Ended 2019 with over $1 billion in committed backlog;
◦In 2019, completed concurrent convertible note and common stock offerings, raising net proceeds of approximately $462 million and in May 2020, completed an additional common stock offering, raising net proceeds of approximately $310 million;
◦Expanded the addressable market for our lending solutions by $2 billion with the acquisition of PrecisionLender in 2019, resulting in a total addressable market that we believe is $10 billion;

◦Continued to meaningfully expand the functionality of our digital banking platform into digital lending, with the successful integration of our acquisition of Cloud Lending, and further expanded our commercial lending capabilities through our acquisition of PrecisionLender;
◦Signed and launched our BaaS solutions across several of the industry’s most noteworthy fintech companies in 2019, surpassing 5 million users on CorePro – the Q2 Open platform;
◦Became a global company with operations in India, Australia, Europe and the UK, with noteworthy customer wins in international geographies; and
◦In 2019, were recognized by the Austin American Statesman for the ninth consecutive year as one of Austin's “Top Places to Work”.
•Moreover, during fiscal 2019, our stock price increased from $49.55 per share (the closing price on December 31, 2018) to $81.08 per share (the closing price on December 31, 2019), generating above-median stockholder returns, both on an absolute and relative basis, including:
◦One-year total stockholder return of 63.6%;
◦Five-year cumulative total stockholder returns of 330%; and
◦Cumulative total stockholder returns of 524% since our 2014 IPO price of $13 per share.

3.The ultimate value of our LTIP structure is 100% tied to our stock price performance, aligning the interests of our executive officers with those of our stockholders.
•Our Market Stock Unit awards, or MSUs, are earned solely based on our total stockholder return, or TSR, relative to the TSR of the Russell 2000 Index over a three-year performance period.

•In order to earn the target number of MSUs, our relative TSR must be at the 60th percentile of the index, reflecting a more rigid standard than the typical broader market practice of 50th percentile performance.

•The upside opportunity (200% of target) is based solely on our three-year relative TSR performance, reinforcing the LTIP’s long-term design focus, while also reflecting the realities of the dynamic, high growth environment in which we operate and compete.

•We limit the portion of the number of shares that can be earned in the first and second year to one-third of the target number of shares, with any upside opportunity based on the full three-year measurement period. Consistent with the feedback that we have received from regular engagement with our stockholders, we believe that the MSUs we issue under our LTIP appropriately balance our stockholders’ desires to promote annual stock appreciation while still focusing on long-term, sustainable growth.
FOR THESE AND THE OTHER REASONS SET FORTH IN OUR PROXY STATEMENT, WE REITERATE OUR BOARD OF DIRECTORS’ RECOMMENDATION THAT OUR STOCKHOLDERS VOTE “FOR” OUR SAY-ON-PAY PROPOSAL.

If you have any questions with respect to the foregoing or the 2020 Annual Meeting generally, you may contact our Investor Relations team at 512-439-3447, or by email at IR@q2ebanking.com.

Sincerely yours,

/s/ Matthew P. Flake
Matthew P. Flake

President and Chief Executive Officer
Important Information
The Company has filed the Proxy Statement with the SEC and has furnished the Proxy Statement to its stockholders in connection with the solicitation of proxies for the 2020 Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the 2020 Annual Meeting, as amended and supplemented by this Report Feedback Statement, because it contains important information. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, is available on the Internet and may be viewed at www.proxyvote.com. Stockholders may also obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.

This letter contains forward-looking statements and information that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements and represent our management’s beliefs and assumptions only as of the date of this letter. Factors that may cause such differences include, but are not limited to, the risks described under “Risk Factors” in our Form 10-K for the year ended December 31, 2019, as supplemented by our quarterly report on Form 10-Q for the three months ended March 31, 2020, and those discussed in other documents we file with the SEC. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

This letter also includes references to certain key operating measures of the Company, including number of registered users, churn and revenue retention rate. We define churn as the amount of any monthly recurring revenue losses due to customer cancellations and downgrades, net of upgrades and additions of new solutions, during a year, divided by our monthly recurring revenue at the beginning of the year. We define revenue retention rate as the total revenues in a calendar year, excluding any revenues from solutions of businesses acquired during such year, from customers who were implemented on any of our solutions as of December 31 of the prior year, expressed as a percentage of the total revenues during the prior year from the same group of customers. Please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 21, 2020 for additional information regarding these key operating metrics and why the Company believes they are useful measures of the Company’s operating performance.